UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2011

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia		31768
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

High Trust Acquisition

On July 15, 2011, Ameris Bank (the “Bank”), the wholly-owned banking subsidiary of Ameris Bancorp (the “Company”), entered into a Purchase and Assumption Agreement (the “High Trust Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of High Trust Bank, Stockbridge, Georgia (“High Trust”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired certain assets, and assumed substantially all of the deposits and certain liabilities, of High Trust (the “High Trust Acquisition”).

Under the terms of the High Trust Agreement, the Bank acquired approximately $179.1 million in assets, including approximately $133.5 million in loans, and also assumed approximately $176.3 million in liabilities, including approximately $176.0 million in customer deposits. The deposits were acquired with no premium, and the assets were acquired at a discount of $33.5 million. To settle the transaction, the FDIC made a cash payment to the Bank totaling $30.2 million, based on the differential between liabilities assumed and assets acquired, taking into account the asset discount.

In connection with the High Trust Acquisition, the Bank entered into shared-loss agreements with the FDIC that collectively cover approximately $22.2 million of single family residential mortgage loans, approximately $23.7 million of other real estate owned, approximately $98.2 million of commercial real estate loans and approximately $12.0 million of construction loans, other commercial loans and other commercial assets (collectively, “High Trust Covered Assets”). Under these shared-loss agreements, the FDIC will reimburse the Bank for 80% of losses on High Trust Covered Assets, beginning with the first dollar of loss incurred. The Bank will reimburse the FDIC for recoveries with respect to losses for which the FDIC paid the Bank under the shared-loss agreements. The shared-loss agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and reimbursement by the Bank to the FDIC, in each case as described above, for ten years. The shared-loss agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and reimbursement by the Bank to the FDIC for eight years, in each case as described above.

The Bank also has agreed to pay to the FDIC, 45 days after July 31, 2021 (or, if later, the time of disposition of all acquired assets pursuant to the shared-loss agreements) (the “True-Up Date”), the excess, if any, of (i) 20% of the intrinsic loss estimate of approximately $51 million less (ii) the sum of (A) 20% of the cumulative shared-loss payments (defined as the aggregate of all shared-loss payments made by the FDIC to the Bank under the High Trust shared-loss agreements minus the aggregate of all reimbursement payments made by the Bank to the FDIC under such agreements), plus (B) 25% of the asset discount of total High Trust Covered Assets at the inception of the related shared-loss agreement, plus (C) servicing amounts equal to 3.5% of total High Trust Covered Assets at the inception of the related shared-loss agreement.

The terms of the High Trust Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of High Trust or any of their affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of High Trust and with respect to claims based on any action by High Trust’s directors, officers and other employees.

The foregoing summary of the High Trust Agreement, including the related shared-loss agreements, is not complete and is qualified in its entirety by reference to the full text of the High Trust Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

One Georgia Acquisition

Also on July 15, 2011, the Bank entered into a Purchase and Assumption Agreement (the “One Georgia Agreement”) with the FDIC, as Receiver of One Georgia Bank, Atlanta, Georgia (“One Georgia”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired certain assets, and assumed substantially all of the deposits and certain liabilities, of One Georgia (the “One Georgia Acquisition”).

Under the terms of the One Georgia Agreement, the Bank acquired approximately $181.5 million in assets, including approximately $115.2 million in loans. The Bank also assumed approximately $155.9 million in liabilities, including approximately $136.0 million in customer deposits. The deposits were acquired with no premium, and the assets were acquired at a discount of $22.5 million. To settle the transaction, the Bank made a cash payment to the FDIC totaling $5.7 million, based on the differential between liabilities assumed and assets acquired, taking into account the asset discount.

In connection with the One Georgia Acquisition, the Bank entered into shared-loss agreements with the FDIC that collectively cover approximately $21.1 million of single family residential mortgage loans, approximately $18.7 million of other real estate owned, approximately $67.6 million of commercial real estate loans and approximately $25.8 million of construction loans, other commercial loans and other commercial assets (collectively, “One Georgia Covered Assets”). Under these shared-loss agreements, the FDIC will reimburse the Bank for 80% of losses on One Georgia Covered Assets, beginning with the first dollar of loss incurred. The Bank will reimburse the FDIC for recoveries with respect to losses for which the FDIC paid the Bank under the shared-loss agreements. The shared-loss agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and reimbursement by the Bank to the FDIC, in each case as described above, for ten years. The shared-loss agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and reimbursement by the Bank to the FDIC for eight years, in each case as described above.

The Bank also has agreed to pay to the FDIC, 45 days after July 31, 2021 (or, if later, the time of disposition of all acquired assets pursuant to the shared-loss agreements) (the “True-Up Date”), the excess, if any, of (i) 20% of the intrinsic loss estimate of $56 million less (ii) the sum of (A) 20% of the cumulative shared-loss payments (defined as the aggregate of all shared-loss payments made by the FDIC to the Bank under the One Georgia shared-loss agreements minus the aggregate of all reimbursement payments made by the Bank to the FDIC under such agreements), plus (B) 25% of the asset discount of total One Georgia Covered Assets at the inception of the related shared-loss agreement, plus (C) servicing amounts equal to 3.5% of total One Georgia Covered Assets at the inception of the related shared-loss agreement.

The terms of the One Georgia Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of One Georgia or any of their affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of One Georgia and with respect to claims based on any action by One Georgia’s directors, officers and other employees.

The foregoing summary of the One Georgia Agreement, including the related shared-loss agreements, is not complete and is qualified in its entirety by reference to the full text of the One Georgia Agreement, which is attached as Exhibit 2.2 to this Current Report and incorporated herein by reference.

Item 8.01	Other Events.

On July 15, 2011, the Company issued a press release announcing the High Trust Acquisition and the One Georgia Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than September 30, 2011.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required by this Item, such pro forma financial information will be filed by amendment to this Current Report no later than September 30, 2011.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement dated as of July 15, 2011 by and among the Federal Deposit Insurance Corporation, Receiver of High Trust Bank, Stockbridge, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

2.2

Purchase and Assumption Agreement dated as of July 15, 2011 by and among the Federal Deposit Insurance Corporation, Receiver of One Georgia Bank, Atlanta, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated July 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: July 21, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Purchase and Assumption Agreement dated as of July 15, 2011 by and among the Federal Deposit Insurance Corporation, Receiver of High Trust Bank, Stockbridge, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

2.2	Purchase and Assumption Agreement dated as of July 15, 2011 by and among the Federal Deposit Insurance Corporation, Receiver of One Georgia Bank, Atlanta, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated July 15, 2011.